ACADIA POWER PARTNERS, LLC	EXHIBIT 23(c)

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (Nos. 33-10169, 33-26726, 33-38362, 33-44663, 333-44364, 333-59692, 333-59696, 333-124716 and 333-127496) of Cleco Corporation of our report dated February 26, 2009 relating to the consolidated financial statements of Acadia Power Partners, LLC, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP
New Orleans, Louisiana
February 26, 2009